Phoenix Technologies Completes Acquisition of Embedded Firmware Leader General Software

Company Extends Firmware Leadership to Wide Array of Specialized High-Value, High-Margin
Devices, From Mobile and Consumer Electronics to Data Communications

MILPITAS, Calif., Sep. 2, 2008 — Phoenix Technologies (Nasdaq: PTEC), the global leader in core systems software, today announced it has completed its acquisition of General Software, Inc., a leading provider of embedded firmware that is at the heart of millions of devices being used world over. The acquisition builds on Phoenix Technologies’ position as the global market and innovation leader in system firmware for today’s computing environments, and extends the reach of Phoenix to devices that use embedded processors.

General Software of Bellevue, Washington, has seen its highly configurable BIOS software embedded in millions of high-value, high-margin devices that stretch from mobile and consumer electronics to data communications and heavy industry. Phoenix expects to extend the combined technologies of General Software and Phoenix to support the ARM chip, now used in billions of devices.

“By combining the existing Phoenix firmware offerings with embedded solutions from General Software, we are expanding our global market share in core systems software and providing a complete portfolio of firmware solutions for a wide variety of devices, from PCs and servers to consumer electronics, telecommunications and other embedded systems,” said Woody Hobbs, President and CEO of Phoenix Technologies. “The transaction seals our dominant position in core systems software and enables us to deliver embedded products and services as part of our PC 3.0™ strategy to generate significant growth in our revenues and profits.”

Mr. Hobbs added, “We are very excited to welcome the General Software team as a key contributor to our PC 3.0 vision and together we will tackle the substantial market opportunity in the embedded space.”

With the completion of this acquisition, Steve Jones, Founder and Chairman of General Software, is now Vice President & Chief Scientist of Embedded Solutions at Phoenix Technologies, and the entire General Software team will continue to maintain operations out of Bellevue, WA, as a part of the Phoenix Technologies global team.

About Phoenix Technologies

Phoenix Technologies Ltd. (Nasdaq: PTEC) is the global market leader in system firmware that provides the most secure foundation for today’s computing environments. The PC industry’s top system builders and specifiers trust Phoenix to pioneer open standards and deliver innovative solutions that will help them differentiate their systems, reduce time-to-market and increase their revenues. The Company’s flagship products and services — AwardCore, SecureCore, FailSafe, HyperSpace, BeInSync and eSupport — are revolutionizing the PC user experience by delivering unprecedented performance, security, reliability, continuity, and ease-of-use. The Company established industry leadership and created the PC clone industry with its original BIOS product in 1983. Phoenix has 155 technology patents and 139 pending applications, and has shipped in over one billion systems. Phoenix is headquartered in Milpitas, California with offices worldwide. For more information, visit http://www.phoenix.com

Phoenix, Phoenix Technologies, PC 3.0, Phoenix FailSafe, HyperSpace, HyperCore, BeInSync, eSupport and the Phoenix Technologies logo are trademarks and/or registered trademarks of Phoenix Technologies Ltd. All other trademarks are the property of their respective owners.

Safe Harbor
The statements in this release include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, regarding, but not limited to, extending the combined technologies of the two companies to support the ARM chip and increasing market share in the RISC space, revenue and profit growth from our PC 3.0 strategy; the integration of General Software’s products and technologies and employees into our offerings and organization, and customer adoption of our firmware solutions. These statements involve risk and uncertainties, including: technology and business integration challenges and delays; demand for our products and solutions; the ability of our customers to introduce and market new products that incorporate our products and solutions; the product offerings of competitors, especially with respect to functionality and time-to-market; and our ability to retain key employees. For a further list and description of risks and uncertainties that could cause actual results to differ materially from those contained in the forward looking statements in this release, we refer you to the Company’s filings with the Securities and Exchange Commission, including, but not limited to, its annual report on Form 10-K and quarterly reports on Form 10-Q. All forward-looking statements included in this release are based upon assumptions, forecasts and information available to the Company as of the date hereof, and the Company assumes no obligation to update any such forward-looking statements.

Contacts
Media/Analyst Relations:
Shauli Chaudhuri
VP, Marketing
Tel.: +1-408-570-1060
Email: Public_Relations@phoenix.com

Investor Relations:
Phoenix Technologies Ltd.
Richard Arnold
Chief Operating Officer and Chief Financial Officer
Tel. +1 408 570 1256
Email: investor_relations@phoenix.com

The Piacente Group, Investor Relations Counsel
Sanjay M. Hurry
Tel. +1 212 481 2050
Email: phoenix@thepiacentegroup.com

Source: Phoenix Technologies Ltd.